UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of Harvard Apparatus Regenerative Technology, Inc. (the “Company”) on March 10, 2016, the Board increased the size of the Board from five directors to six directors. The Board appointed Blaine McKee, Ph.D. as a director of the Board to fill the vacancy created by the increase in the size of the Board, effective March 10, 2016. In addition, the Board appointed Dr. McKee to serve as a member of the Board’s Audit Committee.

For his service, Dr. McKee will receive compensation commensurate with that received by the Company’s other non-employee directors, as described under the caption “Director Compensation” in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 9, 2015, which description is incorporated herein by reference.

There are no understandings or arrangements between Dr. McKee and any other person pursuant to which he was selected as a director. Dr. McKee does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which Dr. McKee has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On March 10, 2016, the Company issued a press release announcing the appointment of Dr. McKee. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Harvard Apparatus Regenerative Technology, Inc. dated March 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.
(Registrant)

March 10, 2016	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release of Harvard Apparatus Regenerative Technology, Inc. dated March 10, 2016.